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                                                                    Exhibit 23.2

PRICEWATERHOUSECOOPERS LLP
                                                     PRICEWATERHOUSECOOPERS LLP
                                                     One South Market Square
                                                     Harrisburg PA 17101-9916
                                                     Telephone (717) 231-5900
                                                     Facsimile (717) 232-5672

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in registration statement of NSD Bancorp, Inc. on Form S-8 (File No. 33-78220 and 33-78222) of our report dated January 26, 1998, on our audit of the consolidated financial statements of NSD Bancorp, Inc. for the year ended December 31, 1997, which report is incorporated by reference in the Annual Report on Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP


Pittsburgh, Pennsylvania
January 28, 2000